Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-287231, 333-262597, 333-239289 and 333-204128 on Form S-8 and Registration Statement No. 333-193865 on Form S-3 of our reports dated February 10, 2026, relating to the financial statements of Highwoods Properties, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 10, 2026